                    Skadden, Arps, Slate, Meagher & Flom LLP
                                 4 Times Square
                            New York, New York 10036




                                January 26, 2000


Huntsman ICI Holdings LLC
500 Huntsman Way
Salt Lake City, Utah  84108

Gentlemen:

     In connection with the filing of the Registration Statement on Form S-4 (the "Registration Statement"), you have asked us to address the anticipated material U.S. federal income tax consequences of the exchange of $945,048,000 13.375% Senior Discount Notes due 2009 (the "Old Notes") for new notes (the "New Notes") that are identical to the Old Notes in all material respects except that they (i) are registered under the Securities Act of 1933 (the "Securities Act"),
(ii) will not contain certain transfer restrictions and registration rights of the Old Notes, and (iii) will not contain provisions relating to the payment of liquidated damages to holders of the Old Notes under circumstances relating to the timing of an exchange offer. More particularly, you have requested our opinion regarding the material U.S. federal income tax consequences under the heading "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES" in the Registration Statement filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

     In rendering our opinion, we have reviewed the Registration Statement and such other materials as we have deemed necessary or appropriate as a basis for our opinion. In addition, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder by the U.S. Department of Treasury (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service (the "IRS"), and such other

Huntsman ICI Holdings LLC
Page 2



authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that such Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, perhaps with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect our conclusions stated herein.

     Based upon the foregoing, subject to the qualifications set forth herein, the exchange of the Old Notes for the New Notes pursuant to the exchange offer described in the Registration Statement will be disregarded for U.S. federal income tax purpose and, therefore, will not be a taxable event for the holders.

     This opinion is being furnished in connection with the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. This opinion is for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose, except that you may refer to this opinion in the Registration Statement. Investors should consult their tax advisors as to the particular tax consequences to them of exchanging Old Notes for New Notes and acquiring, holding or otherwise disposing of New Notes, including the effect and the applicability of state, local or foreign tax laws. Any variation or difference in any fact from those set forth or assumed either herein or in the Registration Statement may affect the conclusions stated herein. In addition, there can be no assurance that the IRS will not assert contrary positions.

     In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                               Very truly yours,


                               /s/ Skadden, Arps, Slate, Meagher & Flom LLP